Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Youxin Technology Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, US$0.008 par value per share	457	(o)	400,000	$1.54	$616,000	0.00013810		$85.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$616,000			$85.07
	Total Fees Previously Paid								$
	Total Fee Offsets								$
	Net Fee Due									$85.07

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price is equal to the average of the high and low prices of shares of Youxin Technology Ltd ordinary shares on the Nasdaq Capital Market on December 18, 2025, multiplied by the number of shares registered.